EXHIBIT 99.1

Upexi Welcomes SOL Big Brain to the Upexi Advisory Committee

Upexi’s second Advisory Committee member is the cultural heartbeat of Solana, uniting capital, community, and vision

TAMPA, Fla., September 30, 2025 (GLOBE NEWSWIRE) -- Upexi, Inc. (NASDAQ: UPXI), a brand owner specializing in the development, manufacturing, and distribution of consumer products with diversification into the cryptocurrency space, today announced the addition of S◎L Big Brain (Twitter: @SOLBigBrain) to the Upexi Advisory Committee, joining Arthur Hayes as founding Upexi Advisory Committee members.

S◎L Big Brain stands at the very heart of the Solana ecosystem – an indispensable force driving culture, influence, and vision.  Playing key roles at MonkeDAO and BigBrainVC, S◎L Big Brain champions transformation, amplifies voice, and cultivates community with unparalleled reach and enduring influence.  Operating at the nexus of culture and technology, S◎L Big Brain is a visionary architect, shaping narratives, setting the pace, and embodying the energy that drives Solana forward.

Allan Marshall, Upexi’s Chief Executive Officer, stated, “As Big Brain Holdings’s fearless frontman, S◎L Big Brain has become synonymous with Solana itself.  Having S◎L Big Brain and Big Brain Holdings in our corner opens the door to transformative opportunities across the Solana ecosystem and beyond.  Big Brain has been instrumental in Upexi’s growth, and we look forward to furthering our partnership.”

“From the very beginning, we placed a bold bet on Solana and on Upexi,” said Big Brain Holdings.  “Leveraging its unrivaled traditional finance expertise, Upexi is bridging worlds – educating traditional investors on why Solana is changing everyday lives.  We remain unwavering in our commitment to propel both Solana and Upexi forward and will work relentlessly to make Solana a universal force in global finance.”

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the cryptocurrency industry and cash management of assets through a cryptocurrency portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Forward Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (203) 442-5391

Media Contact

Gasthalter & Co.

Upexi@gasthalter.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

(212) 896-1254

Upexi@KCSA.com